EXHIBIT 5


June 9, 2008

US Securities and Exchange Commission
Washington, DC 20549

Ladies and Gentlemen:

We hereby consent to the use in this Form S-1 Registration Statement, dated June 9, 2008, relating to the financial statements of Herb-Vita, Inc. as of May 31, 2008 and for the period from April 28, 2008 through May 31, 2008.


/s/ De Joya Griffith & Company, LLC
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De Joya Griffith & Company, LLC

June 9, 2008
Henderson, Nevada



                2580 Anthem Village Drive, Henderson, NV 89052
         Telephone (702) 588-5961  {circle}  Facsimile (702) 588-5979